UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Remark Holdings, Inc.

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800 S. Commerce St.
Las Vegas, Nevada 89106

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON December 6, 2023

Dear Stockholder:

We cordially invite you to the Remark Holdings, Inc. (“Remark,” “we,” “us,” or “our”) 2023 annual meeting of stockholders (the “Annual Meeting”), which will be held on December 6, 2023 at 1:00 p.m. ET via audio webcast only. You may attend, vote and submit questions during the Annual Meeting via the Internet at https://meetnow.global/M4J5WMZ. We have designed the format of the Annual Meeting to ensure that you are afforded the same rights and opportunities to participate as you would at an in-person meeting, using online tools to ensure your access and participation. There is no physical location for the Annual Meeting.

We have scheduled the Annual Meeting to:

1.elect five directors, named in the accompanying proxy statement, to our Board of Directors to serve until the 2024 annual meeting of stockholders and until their successors are duly elected and qualified;

2.ratify the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and

3.transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The accompanying proxy statement sets forth additional information regarding the Annual Meeting, and provides you with detailed information regarding the business to be considered at the Annual Meeting. We encourage you to read the proxy statement carefully and in its entirety.

Only persons or entities holding shares of our Common Stock, at the close of business on October 10, 2023, the record date for the Annual Meeting, will receive notice of the Annual Meeting and be entitled to vote during the Annual Meeting or any adjournments or postponements thereof.

YOUR VOTE IS VERY IMPORTANT. Regardless of whether you plan to attend the virtual Annual Meeting, we ask that you promptly cast your vote via telephone or the Internet following the instructions provided in the Notice of Internet Availability of Proxy Materials. We encourage you to vote via the Internet, because we believe doing so provides the most convenient option for our stockholders, lowers the cost of our annual meeting and conserves natural resources.

By order of the Board of Directors,

Kai-Shing Tao
Chairman and Chief Executive Officer

Las Vegas, Nevada
October 25, 2023
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

Our proxy statement follows, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Annual Report”) contains financial and other information regarding Remark. You may find the proxy statement and our 2022 Annual Report, which is not a part of our proxy solicitation materials, at www.envisionreports.com/MARK, as well as via the Investor Relations section of our website.

REMARK HOLDINGS, INC.
800 S. Commerce St.
Las Vegas, NV 89106

PROXY STATEMENT
FOR
2023 ANNUAL MEETING OF STOCKHOLDERS

ANNUAL MEETING INFORMATION

When	December 6, 2023 1:00 p.m. ET
Where	Virtual meeting at https://meetnow.global/M4J5WMZ
Who May Vote	Persons or entities holding shares of our common stock, $0.001 par value per share (“Common Stock”), at the close of business on the record date (“stockholders”)
Record Date	October 10, 2023

General

Remark Holdings, Inc. (“Remark,” “we,” “us” or “our”), is making this proxy statement (this “Proxy Statement”) available to you on or about October 25, 2023 in connection with the solicitation of proxies by our board of directors (the “Board” or “Board of Directors”) for our 2023 Annual Meeting of Stockholders (the “Annual Meeting”). The proxy materials, which you can find at www.envisionreports.com/MARK, include the Proxy Statement and the form of proxy. Our Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Form 10-K”) can also be accessed at www.envisionreports.com/MARK, but the 2022 Form 10-K is not a part of our proxy solicitation materials. The Proxy Statement and 2022 Form 10-K may also be accessed via the Investor Relations section of our website. References in the Proxy Statement to the Annual Meeting also refer to any adjournments, postponements or changes in location of the meeting, to the extent applicable.

Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials over the Internet rather than printing and mailing them to all stockholders. We believe electronic delivery will expedite the receipt of these materials, reduce the environmental impact of our annual meeting materials and will help lower our costs. Therefore, we are mailing a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) to stockholders (or e-mailing, in the case of stockholders that have previously requested to receive proxy materials electronically) starting on or about October 25, 2023. The Notice of Internet Availability will provide instructions as to how stockholders may access and review the proxy materials on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice of Internet Availability will also provide voting instructions. In addition, stockholders may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, although the Proxy Statement and the 2022 Form 10-K are available via our website, no other information contained on our website is incorporated by reference in or considered to be a part of this Proxy Statement.

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Attending and Participating at the Virtual Annual Meeting

We will be holding our Annual Meeting in a virtual meeting format only, via audio webcast. If you are a stockholder of record as of the close of business on October 10, 2023, you may attend, vote, and ask questions during the meeting by logging into the meeting at https://meetnow.global/M4J5WMZ. There will be no physical in-person meeting. You may also submit questions prior to the meeting by logging in at https://meetnow.global/M4J5WMZ and clicking the appropriate link.

Rationale for the Virtual Format

We believe that hosting a virtual meeting will facilitate stockholder attendance and participation by enabling stockholders to participate from any location around the world and will improve our ability to communicate more effectively with our stockholders. We have designed the virtual meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting.

VOTING INFORMATION

The Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

Meeting Agenda and Voting Recommendations

Proposal	Voting Recommendation of our Board of Directors	Page on Which You May Find More Information
Election of five directors	FOR each director nominee	4
Ratification of the appointment of Weinberg & Company, P.A. (“Weinberg”) as our independent registered public accounting firm for fiscal 2023	FOR	7

Voting Your Shares

All stockholders are entitled to cast one vote per share on all matters presented at the Annual Meeting. Please follow the voting instructions provided on the Notice of Internet Availability. If you choose to vote your shares by proxy and you indicate your voting choices, your shares will be voted as you instructed. If you are a stockholder of record and execute a proxy without indicating your vote, your shares will be voted in accordance with the Board’s recommendations noted in the table above and in accordance with the best judgment of the named proxies on any other matters properly brought before the Annual Meeting.

If you are a registered stockholder, or hold a valid proxy you may attend and vote electronically through the virtual annual meeting platform. If you do not wish to during the annual meeting or if you will not be attending the annual meeting, you may vote by proxy via telephone or the Internet following the instructions provided in the Notice of Internet Availability of Proxy Materials.

If you are the beneficial owner of shares of our Common Stock, please follow the instructions provided by your broker or nominee regarding how to provide your voting instructions. Because a beneficial owner is not the stockholder of record, you may not vote these shares online at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Once you have received a legal proxy from your broker, bank or nominee, it should be e-mailed by no later than 5:00 p.m. ET, on December 5, 2023 to legalproxy@computershare.com and should be labeled “Legal Proxy” in the subject line. Please include proof from your broker, bank or nominee of your legal proxy (e.g., a forwarded email from your broker, bank or other agent with your legal proxy attached, or an image of your legal proxy attached to your email). You may vote your beneficially-owned shares electronically through the virtual annual meeting platform during the

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Annual Meeting only if you have provided the legal proxy and proof from your broker, bank or nominee as described above.

If you do not provide voting instructions to your broker or nominee, they can still vote your shares with respect to certain “routine” items, but they cannot vote your shares with respect to certain “non-routine” items. The proposal to ratify the appointment of Weinberg as our independent registered public accounting firm for fiscal 2023 is considered a routine item, while the election of directors is a non-routine item. If you hold your shares in street name and you do not instruct your broker how to vote in these matters not considered routine, no votes will be cast on your behalf. These uninstructed shares are referred to as “broker non-votes”.

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects the voting privacy of such individual stockholders. Stockholders’ votes will not be disclosed either within Remark or to third parties, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; and (3) to facilitate a successful proxy solicitation.

Revoking Your Proxy

If you are a registered stockholder, you may revoke your proxy and your voting instructions at any time before it is voted at the Annual Meeting by:

•sending written notice of revocation to our Corporate Secretary;

•submitting a new, properly-executed proxy dated later than the date of the revoked proxy; or

•attending the Annual Meeting and voting online.

Virtual attendance at the Annual Meeting will not, by itself, revoke a proxy.

If you are the beneficial owner of shares of our Common Stock, you may submit new voting instructions by contacting your broker or nominee. You may also vote via the Internet at the Annual Meeting as described in the previous section. Virtual attendance at the Annual Meeting will not, by itself, revoke a proxy.

Vote Required

As of October 10, 2023, the record date, there were 19,711,855 shares of Common Stock outstanding and there were no outstanding shares of any other class of stock. Holders of at least a majority of the outstanding shares of our Common Stock, or 9,855,928 shares, must be present at the Annual Meeting in person or must be represented at the Annual Meeting by proxy to constitute a quorum allowing for the transaction of business. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of quorum at the meeting. Broker non-votes and abstentions are counted for the purpose of determining the presence of a quorum.

In the election of directors (Proposal 1), each director nominee receiving a plurality of the affirmative (“FOR”) votes present in person or represented by proxy will be elected (meaning that the five director nominees who receive the highest number of shares voted “for” their election are elected). You may withhold votes from any or all nominees. We do not use cumulative voting for the election of directors. Broker non-votes will not affect the outcome of the election of directors.

The proposal to ratify the appointment of Weinberg as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 2) requires the affirmative (“FOR”) vote of a majority of the votes cast on the matters. Abstentions will have no effect on the results of the votes on Proposal 2. Since Proposal 2 is a routine proposal on which a broker or other nominee is generally empowered to vote in the absence of voting instructions from the beneficial owner, broker non-votes are unlikely to result from the voting on Proposal 2.

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PROPOSALS TO BE SUBMITTED FOR VOTING

Proposal 1: Election of Directors

There are five nominees for election to the Board at the Annual Meeting: Theodore P. Botts, Brett Ratner, Daniel Stein, Elizabeth Xu and Kai-Shing Tao. Each of the nominees currently serves as a director.

Each director is elected annually to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified. Except where authority to vote for directors has been withheld, it is intended that the proxies received pursuant to this solicitation will be voted “FOR” the nominees named below. If for any reason any nominee does not stand for election, such proxies will be voted in favor of the remainder of those named and may be voted for substitute nominees in place of those who do not stand. Management has no reason to expect that any of the nominees will not stand for election. The election of directors will be determined by a plurality of the affirmative (“FOR”) votes present in person or represented by proxy.

The following table and paragraphs set forth information regarding our executive officers and directors, including the business experience for the past five years (and, in some instances, for prior years) of each such executive officer and director.

Name	Age	Position
Kai-Shing Tao	46	Chief Executive Officer, Principal Financial Officer and Chairman of the Board
Theodore P. Botts	77	Director and Chairman of the Audit Committee
Elizabeth Xu	58	Director
Brett Ratner	54	Director and Chairman of the Compensation Committee
Daniel Stein	47	Director and Chairman of the Nominating and Governance Committee

Executive Officer

Kai-Shing Tao has served as our Chief Executive Officer since December 2012, previously serving as Co-Chief Executive Officer since October 2012, and has served as the principal financial officer since August 2019. He has also served as a member of our Board since 2007 and Chairman of the Board since October 2012. Mr. Tao also has served as Chairman and Chief Investment Officer of Pacific Star Capital Management, L.P. (“Pacific Star Capital”), a private investment group, since January 2004. Prior to founding Pacific Star Capital, Mr. Tao was a Partner at FALA Capital Group, a single-family investment office, where he headed the global liquid investments outside the operating companies. Mr. Tao has been a director of Paradise Entertainment Limited (SEHK: 1180), a Hong-Kong-Stock-Exchange-traded company engaged in casino services and the development, supply and sales of electronic gaming systems, since April 2014. Mr. Tao previously was a director of Playboy Enterprises, Inc. from May 2010 to March 2011. Mr. Tao is a graduate of the New York University Stern School of Business.

Non-Employee Directors

Theodore P. Botts has served as a member of our Board since 2007. Mr. Botts has been the President of Kensington Gate Capital, LLC, a private corporate finance advisory firm, since April 2001. Previously, Mr. Botts served as Chief Financial Officer of StereoVision Entertainment, Inc., a film entertainment company, from July 2007 until September 2008. Prior to 2000, Mr. Botts served in executive capacities at UBS Group and Goldman Sachs in London and New York. Mr. Botts also served on the board of directors and as chairman of the audit committee of INTAC International, Inc. from 2002 until its merger with a predecessor of Remark in 2006. Mr. Botts served as a member of the board and chairman of both the compensation and audit committees of Crystal Peak Minerals (CPMMF) from 2012 to 2018. Mr. Botts is currently a member of the board of Essentia Analytics, a privately held English company which develops and provides behavioral analytics to active portfolio managers. He served from 2003 to 2012 as a member of the Board of Trustees and head of development for REACH Prep, a non-profit organization serving the educational needs of underprivileged African-American and Latino children in Fairfield and

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Westchester counties. Mr. Botts graduated with highest honors from Williams College and received an MBA from the New York University Stern School of Business.

Brett Ratner has been a member of our Board since March 2017. Mr. Ratner is one of Hollywood's most successful filmmakers. His films have grossed more than $2 billion at the global box office. He has served as an executive producer on films such as the Golden-Globe-winning and Oscar-winning The Revenant, starring Leonardo DiCaprio, executive producer and director of the Golden Globe-nominated FOX series Prison Break, and executive producer of the television series Rush Hour, based on his hit films. Mr. Ratner, along with his business partner James Packer, formed RatPac Entertainment, a film finance and media company, in 2013. Since inception, RatPac Entertainment has co-financed 63 theatrically-released motion pictures exceeding $11.6 billion in worldwide box office receipts. In 2017, he received a coveted star on the Hollywood Walk of Fame. Mr. Ratner received a Bachelor in Fine Arts degree from New York University’s Tisch School of the Arts. He is currently attending Harvard University’s Business School Graduate Program.

Daniel Stein has served as a member of our Board since March 2017. Daniel Stein is currently Senior Vice President of Partnerships, Crossix Analytics (which is part of Veeva Systems) where he oversees all media, enablement and product partnerships. He previously served since 2012 as Senior Vice President of Analytics Services & Product Strategy at Crossix Solutions, Inc., a healthcare and analytics and data company, where he was responsible for driving innovation across the Crossix product suite, including digital and TV-based solutions. Prior to joining Crossix, Mr. Stein spent eight years at Digitas and Digitas Health, an advertising agency, where he led the Strategy and Analysis group in New York. At Digitas Health, he built a team focused on leveraging analytics to help pharmaceutical and health-focused clients optimize their marketing plans and partnerships. Mr. Stein brings over 20 years of media, marketing, healthcare and agency experience focusing on products, marketing and innovation. Previously, he worked at Scholastic, where he developed interactive and direct marketing plans to support teachers and parents, and he gained additional healthcare experience at PricewaterhouseCoopers, where he designed and built comprehensive health & welfare systems for large companies. Mr. Stein graduated from the University of Pennsylvania with a B.A. in Economics. He has not served on any other boards or committees in the last five years.

Dr. Elizabeth Xu has served as a member of our Board since 2020. She is the Chief Executive Officer of A2C Leadership Group, Inc., a private leadership education firm, and chairperson of Be the Change Foundation, a public non-profit organization that has been helping K-12 students and working professionals establish their leadership skills. Dr. Xu was named as one of the top 50 diversity leaders in 2020, as one of the Silicon Valley Women of Influence in 2015, as a Female of Executive Year, and has received more than 10 other awards from various organizations. Dr. Xu is an international transformational technology leader and senior business executive with more than 20 years of experience that includes digital transformation through the application of artificial intelligence, Internet-of-Things, and other enterprise technology in multiple businesses. She was a Stanford University lecturer for several years, and she currently serves as an Innovation and Entrepreneurship Advisor at the MIT Sloan School of Management and she sits on the advisory board of Women in Technology International. From 2018 to 2019, Dr. Xu served as the Group CTO at Thailand-based Charoen Pokphand Group (CP Group), one of the world's largest conglomerates, where she drove the company's technology strategy and advancement and oversaw workforce re-training for more than 200 of the company's subsidiaries in various industries. During that time period, she also served as CEO of the CP Group subsidiaries in Thailand and the United States that conducted CP Group's research and development. From 2014 to 2017, Dr. Xu held several leadership roles, including serving as CTO of BMC Software, Inc., a global leader in information technology service management. At BMC, she was responsible for the company's Central Technology Organization and Digital Service Management BU Engineering Organization.

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Director Qualifications

The Board comprises a diverse group of leaders in their respective fields. Some of the current directors have senior leadership experience at major domestic and international corporations. In these positions, they have gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Some of our directors also have experience serving on boards of directors and board committees of other public companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies. Other directors have experience as principals in private investment and advisory firms, which brings financial expertise and unique perspectives to the Board. Our directors also have other experience that makes them valuable members, such as experience managing technology and media companies, or developing and pursuing investment or business opportunities in international markets, which provides insight into strategic and operational issues faced by Remark.

The Nominating and Governance Committee believes that the above-mentioned attributes, along with the leadership skills and other experiences of the directors described below, provide us with a diverse range of perspectives and judgment necessary to guide our strategies and monitor their execution.

Kai-Shing Tao

•Knowledge and experience regarding Remark from serving as our Chief Executive Officer since December 2012

•Global financial industry and investment experience and extensive knowledge of Asian markets as Chief Investment Officer of Pacific Star Capital and a former member of the U.S.-China and U.S.-Taiwan Business Council

•U.S. public company board experience as a former director of Playboy Enterprises, Inc.

Theodore P. Botts

•Global financial advisory experience and extensive knowledge of the technology sector as President of Kensington Gate Capital, LLC

•Outside board experience as a director and chairman of the audit committee of INTAC International

•Global financial industry experience as an executive at UBS Group and Goldman Sachs

Brett Ratner

•Extensive experience in the entertainment industry, including co-founding and operating a successful film finance and media company

Daniel Stein

•Operational experience leading data monetization efforts for analytics companies, leveraging partnerships with top digital, television and media companies

•Oversees all product strategy for Crossix, a leading technology company currently focused in healthcare

•More than 20 years of media, marketing and agency experience focusing on innovation

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Elizabeth Xu

•Senior executive experience as former Group CTO of CP Group and CEO of CP R&D Thailand and USA companies

•Global business experience in operational and governance roles for technology businesses

•Harvard Business School certified board member

Family Relationships

There are no family relationships among our executive officers and directors.

Certain Relationships and Related Transactions

All related-party transactions are required to be reviewed and approved by the Audit Committee. Such policy and procedures are set forth in the Audit Committee charter.

During 2022, Mr. Tao made a series of informal, short-term, non-interest-bearing loans to us totaling approximately $2.3 million. Such loans have been repaid in full during 2022 and 2023 and no amount of such loans remains outstanding as of the date of this Proxy Statement.

Vote Required

Each nominee receiving a plurality of the affirmative (“FOR”) votes present in person or represented by proxy will be elected to the Board (meaning that the five director nominees who receive the highest number of shares voted “for” their election are elected). “Withhold” votes and broker non-votes will have no effect on the election of the nominees.

Recommendation of the Board

The Board unanimously recommends a vote “FOR” the election of each of its nominees to the Board to serve until the 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed Weinberg as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Although this appointment does not require ratification, the Board has directed that the appointment of Weinberg be submitted to stockholders for ratification due to the significance of the appointment. If stockholders do not ratify the appointment of Weinberg, the Audit Committee will consider the appointment of another independent registered public accounting firm.

Weinberg has served as our independent registered public accounting firm since 2020. A representative of Weinberg is expected to attend the Annual Meeting and be available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so.

Audit Committee Policies and Procedures

The Audit Committee must pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditors, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which should nonetheless be approved by the Board prior to the completion of the audit. Each year, the Audit Committee approves the independent auditor’s retention to audit our financial statements, including the associated fee, before the filing of the

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previous year’s Annual Report on Form 10-K. At the beginning of the fiscal year, the Audit Committee will evaluate other known potential engagements of the independent auditor, including the scope of work proposed to be performed and the proposed fees, and approve or reject each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor’s independence from management. At each such subsequent meeting, the auditor and management may present subsequent services for approval. Typically, these would be services, such as due diligence for an acquisition, that would not have been known at the beginning of the year.

The Audit Committee pre-approved all of the audit and audit-related services provided by our independent registered public accounting firm to us during the fiscal years ended December 31, 2022 and December 31, 2021.

Fees Billed for the 2022 and 2021 Fiscal Years

The following table presents the aggregate fees billed, by type of fee, in relation to services provided to us by Weinberg (in thousands):

	Year Ended December 31,
	2022	2021
Audit	$289	$330
All other fees [1]	21	38
Total	$310	$368

1.The fees billed in this category for 2022 primarily represent work related to preparation of three registrations statements and associated amendments, while for 2021 the fees billed in such category primarily represent work related to preparation of two registrations statements and associated amendments.

Vote Required

The affirmative (“FOR”) vote of a majority of the votes cast on the matter is required to ratify the appointment of Weinberg as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Abstentions will have no effect on the results of the vote on this proposal, and since this proposal is a routine proposal on which a broker or other nominee is generally empowered to vote in the absence of voting instructions from the beneficial owner, broker non-votes are unlikely to result from the voting.

Recommendation of the Board

The Board unanimously recommends a vote “FOR” the ratification of the appointment of Weinberg as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information with respect to the beneficial ownership of our Common Stock as of October 10, 2023, by:

•each person, or group of affiliated persons, known to us to beneficially own more than 5% of the outstanding Common Stock;

•each of our directors and named executive officers (“NEOs”); and

•all of our current directors and executive officers as a group.

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The amounts and percentages of beneficially-owned Common Stock are reported based upon SEC rules governing the determination of beneficial ownership of securities. The SEC rules:

•deem a person a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of a security, or if that person has or shares investment power, which includes the power to dispose of or to direct the disposition of a security;

•deem a person a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, and securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s ownership percentage; and

•may deem more than one person a beneficial owner of the same securities, and may deem a person a beneficial owner of securities as to which such person has no economic interest.

Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of Common Stock. The information relating to our 5% beneficial owners is based on information we received from such holders. The percentage of beneficial ownership is based on 19,711,855 shares of Common Stock outstanding as of October 10, 2023.

Except as otherwise noted below, the address of persons listed in the following table is:

c/o Remark Holdings, Inc.
800 S. Commerce St.
Las Vegas, Nevada 89106

	Number of Common Stock Shares	Percentage of Outstanding Common Stock Shares
Persons known to beneficially own more than 5%
None
Directors and NEOs
Kai-Shing Tao [1]	1,020,062	5.1%
Theodore Botts [2]	69,767	*
Brett Ratner [3]	35,000	*
Daniel Stein [3]	30,000	*
Elizabeth Xu [3]	15,000	*
All executive officers and directors as a group (5 persons)	1,169,829	5.8%

* Represents holdings of less than 1% of shares outstanding.

1.Consists of (i) 23,474 shares of Common Stock held by Mr. Tao, (ii) 442,275 shares of Common Stock issuable upon exercise of options held by Mr. Tao which are currently exercisable, (iii) 524,631 shares of Common Stock held by Digipac, (iv) 27,500 shares of Common Stock held by Pacific Star Capital and (v) 2,182 shares of Common Stock held by Pacific Star HSW LLC (“Pacific Star HSW”). Mr. Tao, as the manager and a member of Digipac, the Chief Investment Officer and sole owner of Pacific Star Capital, and the control person of Pacific Star HSW, may be deemed to beneficially own the shares of Common Stock beneficially owned by Digipac, Pacific Star Capital and Pacific Star HSW. Mr. Tao disclaims beneficial ownership of the shares of Common Stock beneficially owned by Digipac and Pacific Star HSW, except to the extent of his pecuniary interest therein.

2.Consists of 21,982 shares of Common Stock held by Mr. Botts and 47,785 shares of Common Stock issuable upon exercise of options held by Mr. Botts which are currently exercisable.

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3.Consists of shares of Common Stock issuable upon exercise of options which are currently exercisable.

CORPORATE GOVERNANCE

Director Independence

The Board has determined that all of our current non-employee directors are independent within the meaning of SEC and Nasdaq rules. The Board has also determined that all directors serving on the Audit Committee, Nominating and Governance Committee and Compensation Committee are independent within the meaning of SEC and Nasdaq rules.

Board and Committee Meetings

During the fiscal year ended December 31, 2022:

•the Board held six meetings;

•the Audit Committee held four meetings;

•the Compensation Committee held one meeting; and

•the Nominating and Governance Committee held one meeting.

Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during the period in which such individual served as a director, and (ii) the total number of meetings held by all committees of the Board on which such director served, during the period in which such individual served as a director. We have no written policy regarding director attendance at annual meetings of stockholders. Of our directors, only the Chairman of the Board attended last year’s annual meeting of stockholders.

Board Diversity Matrix (As of October 10, 2023)

Total Number of Directors				5
Part I. Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	3		1
Part II. Demographic Background
African American or Black
Alaskan Native or Native American
Asian	1	1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White		2
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background				1

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Board Committees

Our Board has three standing committees to assist it with its responsibilities. We describe the three committees, the charters of which are available on our website at https://remarkholdings.com/ir.html#governance, below.

Audit Committee. The Audit Committee is comprised of directors who satisfy the SEC and Nasdaq audit committee membership requirements, and is governed by a Board-approved charter that contains, among other things, the committee’s membership requirements and responsibilities. The committee’s responsibilities include, but are not limited to:

•appointing, overseeing the work of, determining compensation for, and terminating or retaining the independent registered public accounting firm which audits our financial statements, including assessing such firm’s qualifications and independence;

•establishing the scope of the annual audit, and approving any other services provided by public accounting firms;

•providing assistance to the Board in fulfilling the Board’s oversight responsibility to the stockholders, the investment community and others relating to the integrity of our financial statements and our compliance with legal and regulatory requirements;

•overseeing our system of disclosure controls and procedures, and our system of internal controls regarding financial accounting, legal compliance and ethics, which management and our Board established; and

•maintaining free and open communication with our independent auditors, our internal accounting function and our management.

Our Audit Committee is comprised of Messrs. Botts and Stein and Dr. Xu, each of whom is independent under applicable Nasdaq listing standards and Rule 10A-3 under the Exchange Act. Mr. Botts serves as Chairman of the Audit Committee.

The Board determined that Mr. Botts is an audit committee financial expert, as defined under the Exchange Act. The Board made a qualitative assessment of Mr. Botts’s level of knowledge and experience based on a number of factors, including his experience as a financial professional.

Compensation Committee. The Compensation Committee’s responsibilities include, but are not limited to:

•determining all compensation for our CEO;

•reviewing and approving corporate goals relevant to the compensation of our CEO, and evaluating the CEO’s performance in light of those goals and objectives;

•reviewing and approving the compensation of other executive officers;

•reviewing and approving objectives relevant to the compensation of other executive officers, and the executive officers’ performance in light of those objectives;

•administering our equity incentive plans;

•approving severance arrangements and other applicable agreements for executive officers, and consulting generally with management on matters concerning executive compensation and on pension, savings and welfare benefit plans where Board or stockholder action is contemplated with respect to the adoption of or amendments to such plans; and

•making recommendations on organization, succession, the election of officers, use of consultants and similar matters where Board approval is required.

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Our Compensation Committee is comprised of Mr. Ratner and Dr. Xu, each of whom is independent under applicable Nasdaq listing standards and are “non-employee directors” as defined in rule 16b-3 promulgated under the Exchange Act. Mr. Ratner serves as Chairman of the Compensation Committee.

Nominating and Governance Committee. The Nominating and Governance Committee considers and makes recommendations on matters related to the practices, policies and procedures of the Board and takes a leadership role in shaping our corporate governance. The committee’s responsibilities include, but are not limited to:

•assessing the size, structure and composition of the Board and its committees;

•coordinating evaluation of the Board’s performance and reviewing the Board’s compensation; and

•screening candidates considered for election to the Board.

When screening candidates for Board membership, the committee concerns itself with the composition of the Board with regard to depth of experience, balance of professional interests, required expertise and other factors. The committee evaluates prospective nominees that it identifies or which are referred to it by other Board members, management, stockholders or external sources, as well as evaluating all self-nominated candidates.

The committee has not formally established any specific, minimum qualifications that each candidate for the Board must meet, or specific qualities or skills that one or more directors must possess or a diversity policy. However, the committee, when considering a candidate, will factor into its determination the following qualities of a candidate:

•educational background

•diversity of professional experience, including whether the person is a current or former CEO or CFO of a public company or the head of a division of a large international organization

•knowledge of our business

•integrity

•professional reputation

•strength of character

•mature judgment

•relevant technical experience

•diversity

•independence

•wisdom

•ability to represent the best interests of our stockholders

The committee may also consider such other factors as it may deem to be in the best interests of Remark and its stockholders.

The committee uses the same criteria for evaluating candidates nominated by stockholders and self-nominated candidates as it does for those proposed by other Board members, management and search companies. For more

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information on how stockholders can nominate candidates for election as directors, see “Stockholder Proposals” below.

The committee identifies nominees by first evaluating incumbent directors, with skills and experience that are relevant to our business and who are willing to continue in service. Such a practice balances the value of continuity of service with that of obtaining a new perspective. If an incumbent director up for re-election at an upcoming annual meeting of stockholders does not wish to continue in service, the committee identifies the skills and experience desired of a new nominee in light of the criteria above. Current members of the committee and Board will be polled for suggested candidates. Research may also be performed to identify qualified individuals. If the committee believes that the Board requires additional candidates for nomination, it may explore alternative sources for identifying additional candidates, including, if appropriate, a third-party search firm.

Our Nominating and Governance Committee is comprised of Messrs. Ratner and Stein and Dr. Xu, each of whom is independent under applicable Nasdaq listing standards. Mr. Stein serves as Chairman of the Nominating and Governance Committee.

Board Leadership Structure

Kai-Shing Tao, our Chairman of the Board and CEO, leads the Board. Our governing documents provide the Board with flexibility to determine the appropriate leadership structure for the Board and for Remark, including but not limited to whether it is appropriate to separate the roles of Chairman of the Board and Chief Executive Officer. In making these determinations, the Board considers numerous factors, including our specific needs and our strategic direction and the size and membership of the Board at the time. The Board has determined that having one person serve as both the Chairman of the Board and the Chief Executive Officer is presently in the best interest of Remark and its stockholders given our transformational and growth needs. At present, the Board believes that its current structure effectively maintains independent oversight of management and that having a lead independent director is unnecessary. The Board has the ability to quickly adjust its leadership structure should business or managerial conditions change.

Board Role in Risk Oversight

Senior management is responsible for assessing and managing our various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies. The Board is responsible for overseeing management in the execution of its responsibilities and for assessing our approach to risk management. The Board exercises these responsibilities periodically as part of its meetings and also through the Board’s three committees, each of which examines various components of enterprise risk as part of its responsibilities. Members of each committee report to the full Board at the next Board meeting regarding risks discussed by such committee. In addition, an overall review of risk is inherent in the Board’s consideration of our long-term strategies and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, and financial matters.

Hedging and Pledging Policies

Remark maintains a policy on insider trading that prohibits Remark directors, officers and employees from directly or indirectly entering into any hedging or monetization transactions with respect to Remark securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. The insider trading policy does allow directors, officers and employees to place Remark securities in a margin account as collateral for a margin loan or pledge Remark securities as collateral for a loan, provided, however, that they submit a request for pre-approval to the Company's compliance officer at least three business days prior to the proposed execution of documents evidencing such pledge or placement in a margin account. Pre-approval may be granted by the compliance officer where the director, officer, or employee clearly demonstrates the financial capacity to repay the loan without resort to the Remark securities being pledged or held in the margin account.

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Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of our employees, officers and directors. A copy of the Code of Ethics is publicly available on our website at https://remarkholdings.com/docs/HSWI_Code_of_Business_conduct.pdf. Amendments to the Code of Ethics or any grant of a waiver from a provision of the Code of Ethics requiring disclosure under applicable SEC rules will also be disclosed on our website.

Stockholder Communications with the Board

Stockholders who wish to do so may communicate directly with the Board or specified individual directors by writing to:

Board of Directors (or name of individual director)
c/o Corporate Secretary
Remark Holdings, Inc.
800 S. Commerce St.
Las Vegas, Nevada 89106

We will forward all communications from security holders and interested parties to the full Board, to non-management directors, to an individual director or to the chairperson of the Board committee that is most closely related to the subject matter of the communication, except for the following types of communications: (i) communications that advocate that we engage in illegal activity; (ii) communications that, under community standards, contain offensive or abusive content; (iii) communications that have no relevance to our business or operations; and (iv) mass mailings, solicitations and advertisements. The Corporate Secretary will determine when a communication is not to be forwarded. Our acceptance and forwarding of communications to directors does not imply that directors owe or assume any fiduciary duties to persons submitting the communications.

Additionally, the Audit Committee has established procedures for the receipt, retention and confidential treatment of complaints received by Remark regarding accounting, internal accounting controls or auditing matters, including procedures for confidential, anonymous submissions by employees with respect to such matters. Employees and stockholders may raise a question or concern to the Audit Committee regarding accounting, internal accounting controls or auditing matters by writing to:

Chairman, Audit Committee
c/o Corporate Secretary
Remark Holdings, Inc.
800 S. Commerce St.
Las Vegas, Nevada 89106

AUDIT COMMITTEE REPORT

The Audit Committee reviews Remark’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements, the public reporting process and establishing and maintaining an effective system of internal control over financial reporting. Remark’s independent registered public accounting firm is engaged to audit and express opinions on the conformity of Remark’s financial statements to generally accepted accounting principles and applicable rules and regulations, and the effectiveness of Remark’s internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed the consolidated financial statements for the fiscal year ended December 31, 2022, together with the results of the assessment of the internal control over financial reporting with management and with Weinberg, Remark’s independent registered public accounting firm. In its discussion, management has represented to the Audit Committee that Remark’s consolidated financial statements and related footnotes for the fiscal year ended December 31, 2022 were prepared in accordance with generally accepted accounting principles.

As required by the standards of the Public Company Accounting Oversight Board (“PCAOB”), the Audit Committee has discussed with Weinberg (i) the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, and (ii) the independence of Weinberg from the Company and management. Weinberg has provided the Audit Committee the written disclosures and letters required by applicable requirements of the PCAOB regarding the independent accountant communicating with the Audit Committee concerning independence.

Based on the reviews and discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Remark’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Audit Committee

Theodore P. Botts (Chairman)
Daniel Stein
Elizabeth Xu

EXECUTIVE COMPENSATION

Kai-Shing Tao, our Chairman of the Board, Chief Executive Officer and Principal Financial Officer, was our only NEO for 2022.

Summary Compensation Table

The following table presents the dollar amounts of compensation earned by Mr. Tao during the years noted:

Name and Principal Position	Year	Salary[1]	Total
Kai-Shing Tao (Chairman, CEO and PFO)	2022	$350,000	$350,000
	2021	350,000	350,000

1.During 2022, Mr. Tao elected to defer approximately $68,000 of his salary to future periods.

Employment Agreements

Mr. Tao is an “at will” employee and we do not have employment agreements with Mr. Tao.

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Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding Mr. Tao’s unexercised options to purchase our Common Stock as of December 31, 2022 (all stock awards to Mr. Tao were fully vested as of December 31, 2022):

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price	Option Expiration Date
Kai-Shing Tao	130,000	$78.10	01/19/2028
	18,000	19.90	06/20/2027
	150,000	40.40	11/09/2026
	35,000	41.00	08/18/2025
	65,000	42.90	07/28/2025
	44,275	63.00	02/17/2024

Equity Incentive Plans

We have granted stock options and restricted stock under our 2010 Equity Incentive Plan adopted June 15, 2010, our 2014 Incentive Plan adopted on February 17, 2014 and amended on December 23, 2014 and January 11, 2016, and our 2017 Incentive Plan adopted on January 19, 2018. The amount of stock options or shares of stock we grant to recipients generally depends upon their particular position with Remark and their achievement of certain performance metrics established by the Board. The Compensation Committee must approve all grants.

Director Compensation

The Compensation Committee periodically awards our non-employee directors with equity-based compensation. The non-employee directors did not receive any equity awards or other compensation during the year ended December 31, 2022. As of December 31, 2022, none of our non-employee directors owned unvested shares of restricted Common Stock, but owned options to purchase shares of Common Stock, all of which were fully vested and exercisable, as noted in the following table:

Number of Common Stock Shares Issuable Upon Exercise of Outstanding Stock Options
Theodore Botts	47,785
Brett Ratner	35,000
Daniel Stein	30,000
Elizabeth Xu	15,000

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Pay Versus Performance

We are providing the following information about the relationship between executive compensation actually paid (“CAP”) and certain aspects of our financial performance. For the most recently completed fiscal year, we did not use any financial performance measures to link the compensation paid to Mr. Tao, our principal executive officer (“PEO”) with our financial performance. Because Mr. Tao is our only NEO, we have not included information under the heading Pay Versus Performance regarding non-PEO NEOs that would have otherwise been required.

Year	Summary Compensation Table PEO Total (1)	Compensation Actually Paid to PEO (2)	Value of Initial $100 Investment Based on Total Stockholder Return (3)	Net Income (Loss) (in thousands) (4)
2022	$350,000	$350,000	$6	$(55,483)
2021	350,000	350,000	52	27,472

1.The dollar amounts reported are the amounts of total compensation reported for Mr. Tao (our PEO) for each corresponding year in the Total column of the Summary Compensation Table.

2.Because i) the last stock option or stock award granted to Mr. Tao vested in full prior to January 1, 2021, ii) Mr. Tao did not forfeit any stock options or stock awards during the years ended December 31, 2022 and 2021, and iii) we have never issued any dividends on our common stock, no adjustments were necessary to the amounts reported in the table in the column Summary Compensation Table PEO Total.

3.Cumulative total stockholder return (“TSR”) is determined based on the value of an initial fixed investment of $100 in our common stock at December 31, 2020.

4.The dollar amounts reported represent the amount of net income (loss) reflected in our audited financial statements for the applicable year.

The charts below show the relationship of compensation actually paid to our PEO versus the cumulative total stockholder return and versus our net income. Amounts in the tables are shown in thousands, except for cumulative total stockholder return.

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PEO CAP vs. Cumulative TSR
$100
$50
$0
Cumulative TSR
$400
$350
$300
$250
$200
PEO Compensation Actually Paid (000s)
$350
$350
$52
$6
12/31/21
12/31/22
PEO CAP
Cumulative TSR

PEO CAP vs. Net Income
$50,000
$0
$-50,000
$-100,000
Net Income (000s)
$400
$350
$300
$250
$200
PEO Compensation Actually Paid (000s)
$27,472
$350
$350
$-55,483
12/31/21
12/31/22
PEO CAP
Cumulative TSR

All information provided herein under the heading Pay Versus Performance will not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language included in any such filing, except to the extent we specifically incorporate such information by reference.

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OTHER MATTERS

As of the date of this Proxy Statement, our Board of Directors knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if any other matter is properly brought before the Annual Meeting for action by the stockholders, proxies in the enclosed form returned to Remark will be voted in accordance with the discretion of the proxyholder.

.
NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS (“HOUSEHOLDING” INFORMATION)

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering a single copy of these materials to an address shared by two or more Remark stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. A number of brokers and other intermediaries with account holders who are our stockholders may be householding our stockholder materials, including this Proxy Statement. In that event, a single proxy statement, as the case may be, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or other intermediary that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker or other intermediary otherwise when you receive or received the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or other intermediary to discontinue householding and direct your written request to receive a separate proxy statement to us at: c/o Corporate Secretary, Remark Holdings, Inc., 800 S. Commerce St., Las Vegas, Nevada, 89106 or by calling us at 702-701-9514. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker or other intermediary.

STOCKHOLDER PROPOSALS

Stockholders who intend to present proposals for inclusion in the proxy materials relating to the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) under SEC Rule 14a-8 must ensure that such proposals are received by the Corporate Secretary no later than June 27, 2024, so we may include such proposals in our proxy statement and form of proxy relating to the 2024 Annual Meeting. Such proposals must meet the requirements of SEC Rule 14a-8 to be eligible for inclusion in our 2024 proxy materials.

Our Bylaws provide that, for stockholder nominations related to director elections or other business proposed by a stockholder to be properly brought before any annual meeting of our stockholders, written notice generally must be delivered to our Corporate Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. As a result, stockholders who intend to present proposals at the 2024 Annual Meeting under these provisions must give written notice to the Corporate Secretary, and otherwise comply with the Bylaw requirements, no earlier than the close of business on September 7, 2024 and no later than the close of business on October 7, 2024. However, in the event that the date of the 2024 Annual Meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from December 6, 2024, notice by the stockholder to be timely must be delivered not earlier than the ninetieth (90th) day prior to the 2024 Annual Meeting and not later than the close of business on the later of the sixtieth (60th) day prior to the 2024 Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Our Bylaws also contain certain procedures that must be followed relating to a stockholder director nomination and other proposals of stockholders.

In addition to the requirements contained in our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 7, 2024 (the 60th day prior to the first anniversary of the annual meeting for the preceding year’s annual meeting). If the date of the 2024 Annual Meeting date is changed by more than 30 days before or after December 6, 2024, then notice must be provided by the later of 60 calendar days prior to the date of the 2024 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2024 Annual Meeting is first made.

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PROXY SOLICITATION

We are making this solicitation of proxies on behalf of the Board and we will bear the cost of soliciting proxies. Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, stockholders or their representatives by directors, officers and other of our employees who will receive no additional compensation therefor.

We request persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy. We will reimburse such persons for their reasonable expenses.

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Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/MARK or scan the QR code — login details are located in the shaded bar below. Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/MARK Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2023 Annual Meeting of Stockholders IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proposals — The Board recommends a vote FOR all nominees and FOR Proposal 2. 1. Election of Directors: 1 - Theodore P. Botts 02 - Elizabeth Xu 03 - Brett Ratner 04 - Daniel Stein 05 - Kai-Shing Tao For Against Abstain Ratify the appointment of Weinberg & Company, P.A. as our independent public accounting firm for 2023. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 51BM

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The 2023 Annual Meeting of Stockholders of Remark Holdings, Inc. will be held on Wednesday, December 6, 2023, 1:00 P.M. ET, virtually via the internet at meetnow.global/M4J5WMZ To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/MARK IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Remark Holdings, Inc. Notice of 2023 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting – December 6, 2023 We are very pleased to virtually host this year’s Annual Meeting online, which will be conducted solely via live audio webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting: meetnow.global/M4J5WMZ at the meeting date and time described in the accompanying proxy statement. There is no physical location for the Annual Meeting. The undersigned stockholder of Remark Holdings, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 25, 2023, and hereby appoints Kai-Shing Tao as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2023 Annual Meeting of Stockholders of Remark Holdings, Inc., to be held on December 6, 2023 at 1:00 p.m., ET, via the Internet at meetnow.global/M4J5WMZ and any adjournment(s) thereof, and to vote all common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side. The undersigned stockholder hereby revokes any proxy or proxies heretofore given by the undersigned for the 2023 Annual Meeting of Stockholders. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposal 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below

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